American Century Variable Portfolios, Inc.
                                Exhibit 77P
                                For the period ending December 31, 2003

Fund        Issuer                  Ticker   Principal Amount    Principal Amount (Foreign$)   Amount Purchased Amount Purchased
VP ULTRA    Citadel Holdings Corp   CDL      $ 480,700,000                                     $ 16,625.00
VP VALUE    First Energy            FE       $ 966,000,000                                     $ 5,573,130.00
VP INTL     NEC Corporation         6701.T   $ 1,654,950,887      177,750,000,000 JPY          $  602,402.12     64,701,000 JPY
VP VISTA    Roper Industries        ROP      $ 201,600,000                                     $  7,872.00

Trade Date  Price          Price-Foreign  Underwriter Currency Under-Spread
07/31/2003  $19.00                         GSCO       6.00%     $1.140
09/12/2003  $30.00                         SBSH       3.25%     $0.975
12/08/2003  $6.6198        711 JPY         MSCO       4.08%     $0.270
12/22/2003  $48.00                         MERR       4.50%     $2.160